                                                                    EXHIBIT 10.2


          Amendment No. 2 to Credit Agreement among Essef Corporation,
                    National City Bank and ABN Amro Bank N.V.
                             dated as of May 1, 1997

                      AMENDMENT NO. 2 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of May 1, 1998 ("this Amendment"), among ESSEF CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"); the financial institutions listed on the signature pages hereof (the "LENDERS"); NATIONAL CITY BANK, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement; and ABN AMRO BANK N. V., as Syndication Agent under the Credit Agreement:

         PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders named therein, the Administrative Agent and the Syndication Agent entered into the Credit Agreement, dated as of April 28, 1997, as amended by Amendment No. 1 thereto, dated as of July 1, 1997 (herein, as so amended, referred to as the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).
(2)
(3) The parties hereto desire to increase the Total General Revolving Commitment from U.S.$135,000,000 to U.S.$185,000,000, with such increase being allocated among the Lenders in proportion to their existing General Revolving Commitments, and to make certain other changes in the terms and provisions of the Credit Agreement, all as more fully set forth below.
(4)
(5)  NOW, THEREFORE, the parties hereby agree as follows:
(6)
2.   SECTION AMENDMENTS.
3.
3.1. REVISED COMMITMENT AMOUNTS. Effective on the Effective Date (as hereinafter defined), the Total General Revolving Commitment is increased from U.S.$135,000,000 to U.S.$185,000,000, the Total Swing Line Revolving Commitment is increased from U.S.$5,000,000 to U.S.$10,000,000, the respective Commitments of the Lenders shall be as specified in Annex I hereto, and Annex I to the Credit Agreement shall be replaced and superseded by Annex I hereto.
3.2.
3.3. LOAN PRICING. Effective on the Effective Date, section 2.8(g) of the Credit Agreement is amended and restated in its entirety to read as follows, and the revisions reflected below shall be fully applicable to any Eurocurrency Loans outstanding on and after the Effective Date (with any Eurocurrency Loans which are outstanding on the Effective Date continuing to bear interest at the rate or rates in effect prior to the Effective Date of this Amendment for any period up to but excluding the Effective Date of this Amendment):
3.4.

               (g) As used herein, the term "APPLICABLE EUROCURRENCY MARGIN", as applied to any Loan which is a Eurocurrency Loan, means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's ratio of Total Indebtedness to EBITDA as referred to in section 9.7 and such Pricing Grid Table, and following provisions:

               (A) INITIAL PRICING. Initially, until changed hereunder in accordance with the following provisions, the Applicable Eurocurrency Margin will be the rate per annum determined by the Administrative Agent on the basis of the certificate of the Borrower referred to in section 3.3 of Amendment No. 2, which certificate contains a computation of the Borrower's ratio of Total Indebtedness to EBITDA as referred to in section 9.7, as adjusted on a PRO FORMA basis to reflect the completion of any Specified Acquisition as to which a closing has taken place, and such Pricing Grid Table.

               (i) PRICING CHANGES BASED ON COMPLETION OF A SPECIFIED ACQUISITION. If the Borrower completes after the effective date of Amendment No. 2 any Specified Acquisition, it will within 10 Business Days following closing of the particular Specified Acquisition deliver to the Administrative Agent a certificate of a responsible financial officer of the Borrower containing calculations in reasonable detail as to the computation of the Borrower's ratio of (x) Total Indebtedness outstanding on the date such Specified Acquisition was completed, to (y) EBITDA for the Testing Period ended on the last day of the most recent fiscal quarter of the Borrower, adjusted, to the extent necessary, to reflect on a PRO FORMA basis, consistent with the PRO FORMA requirements contained in section 9.2(f), the completion of all Specified Acquisitions as to which a closing has taken place, as if such Specified Acquisition had been completed and any Indebtedness incurred or assumed in connection therewith had been outstanding for the entire Testing Period used in the computation of such ratio. Such certificate shall be used by the Administrative Agent in the determination of any change in the Applicable Eurocurrency Margin which may be justified by the contents of such certificate. Any such change in the Applicable Eurocurrency Margin shall be determined by the Administrative Agent promptly and notified to the Borrower and the Lenders, with the effective date of such change to be such date as may be specified by the Administrative Agent upon not less than two Business Days' prior notice to the Borrower and the Lenders. Changes in the Applicable Eurocurrency Margin made pursuant to this paragraph (ii) with reference to the Borrower's EBITDA for a Testing Period ended with a particular fiscal quarter shall control over any changes in the Applicable Eurocurrency Margin which would otherwise be made pursuant to paragraph (iii) below with reference to the same Testing Period.

               (i) PRICING CHANGES BASED ON FINANCIAL STATEMENTS. Beginning with the fiscal quarter of the Borrower ended on or nearest to June 30, 1998, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Eurocurrency Margin for any Loan in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Total Indebtedness as of the end of its fiscal quarter, to (y) EBITDA for the Testing Period then ended, as referred to in section 9.7 and identified in such Table. Changes in the Applicable Eurocurrency Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

               (i) PRICING CHANGES IF FINANCIAL STATEMENTS NOT TIMELY. If any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(d), are not timely delivered, the Administrative Agent may determine the Applicable Eurocurrency Margin based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Eurocurrency Margin for any Revolving Loans was too low at such determination, the Applicable Eurocurrency Margin for such Revolving Loans shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent, for the account of the Lenders having Commitments in respect of the Facility under which such Revolving Loans were incurred all additional interest due by reason of such increased Applicable Eurocurrency Margin.

               (i) DETERMINATION AND NOTICE OF PRICING CHANGES, ETC. Any changes in the Applicable Eurocurrency Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(g) shall be conclusive and binding absent manifest error.


                               PRICING GRID TABLE
                          (EXPRESSED IN BASIS POINTS)

============================================= ================================== ===================================
                                                         APPLICABLE                          APPLICABLE
      TOTAL INDEBTEDNESS/EBITDA RATIO                EUROCURRENCY MARGIN                 FACILITY FEE RATE

=============================================  ================================= ===================================

Greater than 4.00 to 1.00                                    100                                37.5
---------------------------------------------  --------------------------------  ----------------------------------
Greater than 3.50 to 1.00 but less than
or equal to 4.00 to 1.00                                    82.5                                 30
---------------------------------------------  --------------------------------  ----------------------------------
Greater than 3.00 to 1.00 but less than
or equal to  3.50 to 1.00                                     75                                  25
---------------------------------------------  --------------------------------  ----------------------------------
Greater than 2.75 to 1.00 but less than
or equal to  3.00 to 1.00                                     50                                  25
---------------------------------------------  --------------------------------  ----------------------------------
Greater than 2.25 to 1.00 but less than
or equal to  2.75 to 1.00                                   42.5                                 20
---------------------------------------------  --------------------------------  ----------------------------------
Greater than 1.75 to 1.00 but less than
or equal to  2.25 to 1.00                                   32.5                                17.5
---------------------------------------------  --------------------------------  ----------------------------------
Greater than 1.25 to 1.00 but less than
or equal to  1.75 to 1.00                                   27.5                                12.5
---------------------------------------------  --------------------------------  ----------------------------------
Less than or equal to 1.25 to 1.00                          22.5                                 10
---------------------------------------------  --------------------------------  ----------------------------------



1.1. FACILITY FEE PROVISIONS. Effective on the Effective Date, section 4.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows, and the revisions reflected below shall be fully applicable from and after the Effective Date, but with any Facility Fee accruing for any period ending prior to the Effective Date being payable at the rate in effect prior to the Effective Date of this Amendment:
1.2.

               (a) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a General Revolving Commitment, for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated, on the average daily amount of the Total General Revolving Commitment, whether used or unused, at the Applicable Facility Fee Rate, payable quarterly in arrears on the first Business Day of each April, July, October and January, commencing on the first Business Day of July 1997.

                    As used herein, the term "APPLICABLE FACILITY FEE RATE"
               means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.8(g), based on the Borrower's ratio of Total Indebtedness to EBITDA as referred to in section 9.7 and such Pricing Grid Table, and following provisions:

                    (A) INITIAL PRICING. Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be the rate per annum determined by the Administrative Agent on the basis of the certificate of the Borrower referred to in section 3.3 of Amendment No. 2, which certificate contains a computation of the Borrower's ratio of Total Indebtedness to EBITDA as referred to in section 9.7, as adjusted on a PRO FORMA basis to reflect the completion of any Specified Acquisition as to which a closing has taken place, and such Pricing Grid Table.

                    (i) PRICING CHANGES BASED ON COMPLETION OF A SPECIFIED ACQUISITION. If the Borrower completes after the effective date of Amendment No. 2 any Specified Acquisition, it will within 10 Business Days following closing of the particular Specified Acquisition deliver to the Administrative Agent a certificate of a responsible financial officer of the Borrower containing calculations in reasonable detail as to the computation of the Borrower's ratio of (x) Total Indebtedness outstanding on the date such Specified Acquisition was completed, to (y) EBITDA for the Testing Period ended on the last day of the most recent fiscal quarter of the Borrower, adjusted, to the extent necessary, to reflect on a PRO FORMA basis, consistent with the PRO FORMA requirements contained in section 9.2(f), the completion of all Specified Acquisitions as to which a closing has taken place, as if such Specified Acquisition had been completed and any Indebtedness incurred or assumed in connection therewith had been outstanding for the entire Testing Period used in the computation of such ratio. Such certificate shall be used by the Administrative Agent in the determination of any change in the Applicable Facility Fee Rate which may be justified by the contents of such certificate. Any such change in the Applicable Facility Fee Rate shall be determined by the Administrative Agent promptly and notified to the Borrower and the Lenders, with the effective date of such change to be such date as may be specified by the Administrative Agent upon not less than two Business Days' prior notice to the Borrower and the Lenders. Changes in the Applicable Facility Fee Rate made pursuant to this paragraph (ii) with reference to the Borrower's EBITDA for a Testing Period ended with a particular fiscal quarter shall control over any changes in the Applicable Facility Fee Rate which would otherwise be made pursuant to paragraph (iii) below with reference to the same Testing Period.

                    (i) PRICING CHANGES BASED ON FINANCIAL STATEMENTS. Beginning with the fiscal quarter of the Borrower ended on or nearest to June 30, 1998, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Facility Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x)Total Indebtedness as of the end of its fiscal quarter, to (y) EBITDA for the Testing Period then ended, as referred to in section 9.7 and identified in such Table. Changes in the Applicable Facility Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                    (i) PRICING CHANGES IF FINANCIAL STATEMENTS NOT TIMELY. If any financial statements referred to in section 8.1(a) or
                    (b), or the related certificate referred to in section 8.1(d), are not timely delivered, the Administrative Agent may determine the Applicable Facility Fee Rate based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered
                    (in whole or in part) by such financial statements, PROVIDED, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Facility Fee Rate was too low at such determination, the Applicable Facility Fee Rate shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent for the account of the Lenders all additional Facility Fee due by reason of such increased Applicable Facility Fee Rate.

                    (i) DETERMINATION AND NOTICE OF PRICING CHANGES, ETC. Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a) shall be conclusive and binding absent manifest error.

(a) EXTENSION OF MATURITY. Effective on the Effective Date, the date "April 30, 2002" contained in the definition of the term "Maturity Date" in section 1.1 of the Credit Agreement is changed to "April 30, 2003"; and the date "February 1, 2000" contained in section 4.4 of the Credit Agreement is changed to "February 1, 2001".
(b)
(c) REDUCTION OF TOTAL GENERAL REVOLVING COMMITMENT. Effective on the Effective Date, the amount "$100 million" which appears in section 4.3(c) of the Credit Agreement is changed to "$135 million".
(d)
(e) Effective on the Effective Date, section 4.3(d) of the Credit Agreement is amended and restated to read in its entirety as follows:
(f)

     (i) (d) The Borrower will, pursuant to section 4.2 or this section 4.3(d), without premium or penalty, permanently reduce the Total General Revolving Loan Commitment by at least $7,000,000, on or before September 30, 1999, at least an additional $10,000,000, on or before September 30, 2000, at least an additional $14,000,000, on or before September 30, 2001, and at least an additional $19,000,000, on or before September 30, 2002. Any such reduction shall apply to proportionately and permanently reduce the General Revolving Loan Commitment of each of the affected Lenders, and any partial reduction of the Total General Revolving Loan Commitment pursuant to this section 4.3(d) shall be in an amount which is an integral multiple of $500,000. The Borrower will provide prompt written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) of any reduction of the Total General Revolving Loan Commitment pursuant to this section 4.3(d), specifying the date and amount of the reduction.

1.1.  TOTAL INDEBTEDNESS/EBITDA RATIO. Effective on the Effective Date, section
9.7 of the Credit Agreement is amended and restated to read in its entirety as follows:
1.2.

     (i) 9.7. TOTAL INDEBTEDNESS/EBITDA RATIO. The Borrower will not at any time permit the ratio of the amount of Total Indebtedness outstanding at such time to EBITDA for any Testing Period ending during any period or on any date shown below to exceed the ratio shown below for any applicable period or date:



========================================= =======================================
                 PERIOD                                   RATIO

========================================= =======================================
12/31/97 through 6/29/98                               4.25 to 1.00
----------------------------------------- ---------------------------------------
6/30/98 through 9/30/98                                4.00 to 1.00
----------------------------------------- ---------------------------------------
10/1/98 through 12/31/98                               3.50 to 1.00
----------------------------------------- ---------------------------------------
Testing Period ended 3/31/99                           3.75 to 1.00
----------------------------------------- ---------------------------------------
4/1/99 through 9/30/99                                 3.50 to 1.00
----------------------------------------- ---------------------------------------
Thereafter                                             3.00 to 1.00

========================================= =======================================


A.   CHANGES CONCERNING CERTAIN DEFINITIONS. Effective on the Effective Date,
section 1.1 of the Credit Agreement is amended by adding definitions of the terms "Amendment No. 2" and "Specified Acquisitions" in appropriate alphabetic order, and by amending and restating the definition of the term "Permitted Acquisition", as specified below:
B.
                  "AMENDMENT NO. 2" shall mean Amendment No. 2 to Credit Agreement, dated as of May 1, 1998, among the Borrower, the Lenders party thereto, and the Administrative Agent.

                  "PERMITTED ACQUISITIONS" shall mean and include, exclusive of expenditures (including the purchase of adjacent land) to expand then existing facilities owned by the Borrower or any Subsidiary on the Effective Date or acquired pursuant to a Permitted Acquisition, and exclusive of any loans, advances or investments otherwise permitted pursuant to section 9.5: (i) acquisitions (whether by purchase, lease or otherwise) of facilities and businesses operated by persons who are not Subsidiaries of the Borrower, and (ii) acquisitions of equity or other similar interests in such persons; PROVIDED, that, unless the Required Lenders otherwise consent, with respect to any transaction referred to in the foregoing clauses (i) and (ii), no such transaction shall be considered a Permitted Acquisition if

                           (A) such transaction is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired;

                           (B) the aggregate consideration for such transaction (and any related contemporaneous acquisition transaction with the same or related persons), including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, exceeds $30,000,000; PROVIDED that this condition shall not apply to any transaction completed after October 1, 1999 if at the time such transaction is completed the ratio of the Borrower's (x) Total Indebtedness to (y) EBITDA for the Testing Period then ended, has not exceeded 3.00 to 1.00 for each of the two consecutive fiscal quarters most recently ended for which financial information has been furnished to the Lenders; or

                           (C)  as a result thereof the Borrower or any
                  Subsidiary acquires any equity interest in any person and such person does not by virtue of such transaction become a Subsidiary of the Borrower.

                  "SPECIFIED ACQUISITION" shall mean any of the three acquisition transactions identified to the Lenders at the time Amendment No. 2 became effective, PROVIDED no such acquisition transaction shall be considered a Specified Acquisition, unless (i) such transaction is completed in compliance with all applicable material legal requirements, (ii) such transaction is for aggregate consideration, exclusive of adjustments for changes in the acquired working capital, not in excess of the amount identified to the Lenders at the time Amendment No. 2 became effective, and (iii) after giving effect to such transaction on a PRO FORMA basis, the PRO FORMA ratio of the Borrower's Total Indebtedness to EBITDA does not exceed 4.15 to 1.00, as such PRO FORMA ratio may be computed in a manner consistent with the PRO FORMA requirements contained in section 9.2(f).

A. CONSOLIDATIONS, MERGERS, ACQUISITIONS OR SALES OF ASSETS. Effective on the Effective Date, clauses (d) and (f) of section 9.2 of the Credit Agreement are changed, so that after giving effect to such changes, section 9.2 of the Credit Agreement reads in its entirety as follows:
B.
                  9.2. CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of obsolete or excess furniture, fixtures or equipment or excess vacant land in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

         1. CAPITAL EXPENDITURES: capital expenditures by the Borrower and its Subsidiaries for furniture, fixtures, equipment, improvements to Real Property, or for the acquisition of improved or unimproved facilities or Real Property other than on a "going concern" basis;

         1. SALES OF RECEIVABLES: sales of receivables in transactions permitted by section 9.4(d);

         1.   PERMITTED INVESTMENTS: the investments permitted pursuant to section 9.5;

         a) CERTAIN ACQUISITIONS: the following: the General Aquatics Acquisition as contemplated by the Acquisition Documents; and the Specified Acquisitions;

         a) CERTAIN INTERCOMPANY MERGERS, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the merger or consolidation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger or consolidation involving the Borrower the Borrower is the surviving or continuing corporation, or the liquidation or dissolution of any Subsidiary, or the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

         a) PERMITTED ACQUISITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make Permitted Acquisitions, PROVIDED that at least five Business Days prior to the date of any such Permitted Acquisition which involves consideration (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of such Permitted Acquisition) of $10,000,000 or more, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain the date such

         Permitted Acquisition is scheduled to be consummated, contain the estimated purchase price of such Permitted Acquisition, contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, demonstrate that at the time of making any such Permitted Acquisition the covenants contained in sections
         9.7 and 9.8 shall be complied with on a PRO FORMA basis as if the properties and/or assets so acquired had been owned by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the four fiscal quarter period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains in connection with such Permitted Acquisition, but taking into account such adjustments to the overhead of such properties and assets as may reasonably determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, as and to the extent the Administrative Agent determines (acting on instructions from the Required Lenders) such adjustments to be reasonable and appropriate under the particular circumstances), and if requested by the Administrative Agent, attach thereto a true and correct copy of the then proposed purchase agreement, merger agreement or similar agreement, partnership agreement and/or other contract entered into in connection with such Permitted Acquisition; and the aggregate consideration for such transaction and all other Permitted Acquisitions completed after May 1, 1998 and on or before September 30, 1999 (exclusive of the Specified Acquisitions permitted under section 9.2(d) hereof), including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $40,000,000;

         (1) PERMITTED DISPOSITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that the consideration for such transaction represents fair value (as determined by management of the Borrower), all such assets, capital stock (or other equity interests) and Indebtedness or Subsidiary so disposed of during any fiscal year of the Borrower shall not have an aggregate fair value which is greater than an amount equal to 5% of the Total Net Assets of the Borrower as at the end of its most recently completed fiscal year prior thereto for which financial statements have been delivered pursuant to section 8.1(a), all such assets, capital stock (or other equity interests) and Indebtedness or Subsidiary so disposed of after March 31, 1997 shall not at any time on a cumulative basis have an aggregate fair value which is greater than an amount equal to 10% of the Total Net Assets of the Borrower as at the end of its most recently completed fiscal year prior thereto for which financial statements have been delivered pursuant to section 8.1(a), in the case of any such transaction involving consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clauses (B) and (C), and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto, and contemporaneously therewith, the Borrower prepays Loans as and to the extent contemplated by section 5.2(c); and PROVIDED, FURTHER, that the restrictions contained in this section 9.2(g) shall not apply to, and there shall be excluded from any computations under this section 9.2(g), any isolated sales or other dispositions of assets having a value less than $500,000, the sale of certain currently-owned Real Property located in Daytona Beach, Florida, and any dispositions of certain property, assets and business identified to the Lenders in a letter dated as of the date hereof which makes reference to this section 9.2(g); and

         1. LEASES: the Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement.

I.    SECTION REPRESENTATIONS AND WARRANTIES.
II.
III.  The Borrower represents and warrants as follows:
IV.

a) CURRENT FINANCIAL STATEMENTS, ETC. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of September 30, 1997 and September 30, 1996 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of Deloitte & Touche LLP; and the condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1997 and December 31, 1996, and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the three months ended December 31, 1997 and December 31, 1996, as included in the Borrower's Report on Form 10-Q filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

A. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.
B.
C. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.
D.
E. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.
F.
G. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.
H.
I.

II.   SECTION EFFECTIVENESS OF AMENDMENTS.
III.
IV. This Amendment shall become effective if and when, on a date (the "EFFECTIVE DATE") on or prior to June 15, 1998, the following conditions shall have been satisfied:
V.
A. EXECUTION OF AMENDMENT. This Amendment shall have been executed by the Borrower and the Administrative Agent and counterparts hereof as so executed shall have been delivered to the Administrative Agent; the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent; and the Administrative Agent shall have been notified by the Lenders party hereto that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution).

A. FEES. The Borrower shall have paid to the Administrative Agent for its own account and for the account of the Lenders all fees which the Borrower has agreed to pay in connection with this Amendment.
B.
C. CERTIFICATE OF THE BORROWER. Not later than two Business Days prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent a certificate of a responsible financial officer of the Borrower containing calculations in reasonable detail as to the computation of the Borrower's ratio of (x) Total Indebtedness as of the date of such certificate, to (y) EBITDA for the Testing Period ended on the last day of the most recent fiscal quarter of the Borrower, adjusted to reflect on a PRO FORMA basis, consistent with the PRO FORMA requirements contained in section 9.2(f) of the Credit Agreement, as amended hereby, the completion of any of the Specified Acquisitions as to which a closing has or will take place on or prior to the Effective Date, as if such Specified Acquisition had been completed and any Indebtedness incurred or assumed in connection therewith had been outstanding for the entire Testing Period used in the computation of such ratio. Such certificate shall be used by the Administrative Agent in the determination of the initial Applicable Eurocurrency Margin referred to in section 2.8(g) of the Credit Agreement, as amended hereby, and the initial Facility Fee Rate referred to in section 4.1(a) of the Credit Agreement, as amended hereby, and the Administrative Agent shall notify the Borrower and the Lenders of such determination on the Effective
Date.
D.
E. CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower, approving this Amendment and any other documents contemplated hereby to which the Borrower is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower of this Amendment and such other documents to which it is or may become a party.
F.

G. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents contemplated hereby to which the Borrower is a party and any other documents to which the Borrower is a party which may be executed and delivered in connection herewith.
H.
I. OPINION OF COUNSEL. On the Effective Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Squire, Sanders & Dempsey LLP, special counsel to the Borrower, substantially in the form of Exhibit A hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.
J.
II.   SECTION NOTICE OF EFFECTIVE DATE.
III.
         After this Amendment becomes effective as provided herein, the Administrative Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower and confirm the specific Effective Date hereof.


I.    SECTION RATIFICATIONS.
II.
         The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


I.    SECTION MISCELLANEOUS.
II.
A. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
B.

C. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
D. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.
E.
F. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
G.
H. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.
I.
J. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
K.
L. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
M.
N. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
O.
P.
               [The balance of this page is intentionally blank;
                     the next page is the signature page.]

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


ESSEF CORPORATION                                  CORESTATES BANK, N. A.

By:______________________________                  By:______________________________
      Vice President-Finance                             Vice President
NATIONAL CITY BANK,                                FLEET NATIONAL BANK
  individually and as Administrative Agent

                                                   By:______________________________
By:______________________________                           Vice President
       Vice President
ABN AMRO BANK N. V.,                               HARRIS TRUST AND SAVINGS BANK
  Individually and as Syndication Agent

By:______________________________                  By:______________________________
          Title:                                            Vice President

And:_____________________________
          Title:
THE BANK OF NEW YORK                               PNC BANK, NATIONAL ASSOCIATION


By:______________________________                  By:______________________________
         Vice President                                     Vice President
BANK ONE, N. A.                                    SOCIETE GENERALE,
                                                         Chicago Branch

By:______________________________
         Vice President                            By:______________________________
                                                            Vice President



                           ACKNOWLEDGMENT AND CONSENT


         For the avoidance of doubt, and without limitation of the intent and effect of sections 6 and 10 of the Subsidiary Guaranty (as such term is defined in the Credit Agreement referred to in the Amendment No. 2 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

         Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, and the Syndication Agent, any other person who is a third party beneficiary of the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.


                                     ENPAC Corporation
                                     ADVANCED STRUCTURES, INC.
                                     PAC-FAB, INC.
                                     PUREX POOL SYSTEMS, INC.
                                     COMPOOL, INC.
                                     SANFORD TECHNOLOGY CORPORATION
                                     GENERAL ACQUATICS CORPORATION
                                     ANTHONY AND SYLVAN POOLS CORPORATION




                                     By:________________________________________
                                           Vice President and/or Treasurer
                                           or Assistant Treasurer of each
                                           of the above corporations